UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 19, 2008

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TIAA-CREF U.S. Real Estate Fund I, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8384359
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

333-141315

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 19, 2008, Phillip S. Nickolenko was appointed by Teachers Advisors, Inc., the Asset Manager for TIAA-CREF U.S. Real Estate Fund I, L.P. (the “Fund” or the “Registrant”), as the Principal Financial and Principal Accounting Officer for the Fund, replacing Glenn A. MacFarlane, who has resigned from such roles with both the Fund and the Asset Manager as of such date in connection with a transition of Mr. MacFarlane’s duties within the TIAA-CREF organization.

Mr. Nickolenko, age 40, has served as Chief Financial Officer of Real Estate for Teachers Insurance and Annuity Association of America and the Asset Manager since December 2007. Mr. Nickolenko joined TIAA-CREF in May 2007 as Assistant Controller of SEC Reporting. Prior to joining TIAA-CREF, Mr. Nickolenko served with PricewaterhouseCoopers LLP from July 2005, where he held various managerial positions, including Principal Consultant and Manager, within the assurance, business advisory services and consulting groups, specializing in working with companies in the real estate and commercial mortgage industries. From December 2002 to July 2005, Mr. Nickolenko served as Chief Risk Officer of Midland Loan Services, Inc., a wholly owned subsidiary of The PNC Financial Services Group, Inc., and from November 1997 to December 2002, Mr. Nickolenko served with PricewaterhouseCoopers LLP, holding various positions within its real estate specialization practice. Mr. Nickolenko holds a B.S. degree in Accounting from the University of Central Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.

	By:	TIAA-CREF USREF I GP, LLC, its general partner

DATE: May 20, 2008	By:	/s/ Thomas C. Garbutt
Thomas C. Garbutt
President and Manager